Exhibit 99.1

VAALCO Energy Announces $30 Million Revolving Credit Facility With the International Finance Corporation

HOUSTON, June 13 /PRNewswire-FirstCall/ -- VAALCO Energy, Inc. (Amex: EGY), (the “Company”) announced that its subsidiary VAALCO Gabon (Etame), Inc. has signed loan documents today for a new $30 million revolving credit facility from the International Finance Corporation (the “IFC”), the division of the World Bank that funds private investment projects. VAALCO Gabon is the owner of a 30.35% working interest in the Etame block, offshore Southern Gabon.

The loan facility will support the Company’s multiyear oil exploration, development and production programs in the Etame Block, helping to sustain oil production from the block and assisting the Company’s effort to find additional reserves. The loan facility extends through October 2009 and is extendable to October 2011 by mutual consent. This is the second loan the Company has received from the IFC.

Mr. Robert Gerry, Chairman and Chief Executive officer of VAALCO Energy stated “the IFC financing provides the Company with the capital to fast track the development of the South Tchibala, Avouma and Ebouri discoveries. The revolving nature of the facility will streamline documentation requirements for each project and will reduce overall financing costs for the development of Etame. In addition, the IFC’s affiliation with the World Bank is favored by the Gabon Government and provides a stable and transparent platform for financial dealings between the Company and the Gabon Government with respect to the terms of the Etame block Production Sharing Agreement.”

In connection with the loan, VAALCO Gabon is working closely with the IFC to integrate all existing environmental plans and procedures into a comprehensive Environmental and Social Management System that will address the Company’s project activities on an ongoing basis. The Company is committed to sound environmental management of it Project activities and is working with the Government of Gabon on Environmental Impact Studies for its new discoveries made on the Etame block in 2004.

Rashad Kaldany, IFC’s Director of Oil, Gas, Mining and Chemicals noted, “VAALCO has shown a strong commitment to its project in Gabon. The Company provides a good demonstration of successful foreign investment by smaller players in the country. IFC’s revolving credit facility will provide VAALCO Gabon with added financial flexibility in maintaining its investments for extending the life of oil reserves and production from its project.”

Funding under the loan is subject to final approval of the loan agreement by the Government of Gabon, which is expected to be received later this summer.

This press release includes “forward-looking statements” as defined by the U.S. securities laws. Forward-looking statements are those concerning VAALCO’s plans, expectations, and objectives for future drilling, completion and other operations and activities. All statements included in this press release that address activities, events or developments that VAALCO expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include future production rates, completion and production timetables and costs to complete well. These statements are based on assumptions made by VAALCO based on its experience perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond VAALCO’s control. These risks include, but are not limited to, inflation, lack of availability goods, services and capital, environmental risks, drilling risks, foreign operational risks and regulatory changes. Investors are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. These risks are further described in VAALCO’s annual report on form 10K/SB for the year ended December 31, 2004 and other reports filed with the SEC which can be reviewed at http://www.sec.gov , or which can be received by contacting VAALCO at 4600 Post Oak Place, Suite 309, Houston, Texas 77027, (713) 623-0801.

SOURCE  VAALCO Energy, Inc.
          -0-                             06/13/2005
          /CONTACT:  W. Russell Scheirman of VAALCO Energy, Inc., +1-713-623-0801/
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